Exhibit 10.5

AMENDMENT no. 3 to management AGREEMENT

This AMENDMENT NO. 3 TO MANAGEMENT AGREEMENT (this “Amendment”) is dated as of August 4, 2016, by and among Starwood Property Trust, Inc., a Maryland corporation (the “Company”), and SPT Management, LLC, a Delaware limited liability company (the “Manager”).  Unless the context requires otherwise, capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings assigned to them in the Agreement (as defined below).

RECITALS

WHEREAS, the Company and the Manager are parties to that certain Management Agreement, dated as of August 17, 2009 and as amended from time to time, including by Amendment No. 1 to Management Agreement, dated as of May 7, 2012, and Amendment No. 2 to Management Agreement, dated as of December 4, 2014 (the “Agreement”);

WHEREAS, on August 1, 2013, the Company and the Manager amended the Investment Guidelines;

WHEREAS, the Company and the Manager desire to further amend, and do hereby further amend, the Investment Guidelines as set forth herein; and

WHEREAS, the amendments to the Investment Guidelines set forth herein have been approved and adopted by the Board (including a majority of the Independent Directors) and the Manager Investment Committee.

NOW THEREFORE, in consideration of the premises and agreements hereinafter set forth, the parties hereto hereby agree as follows:

1.1       Investment Guidelines.  Section 6 of Exhibit A to the Agreement is hereby amended and restated by replacing it in its entirety with the following:

“6.  Any investment by the Company of less than $150 million requires the approval of the Company’s Chief Executive Officer.  Any investment by the Company equal to or in excess of $150 million but less than $250 million requires the approval of the Manager Investment Committee.  Any investment by the Company equal to or in excess of $250 million but less than $400 million requires the approval of the Board Investment Committee and the Manager Investment Committee.  Any investment by the Company equal to or in excess of $400 million requires the approval of the Board and the Manager Investment Committee.  For purposes of this Section 6 of Exhibit A, the total amount of any investment by the Company shall be equal to the Company’s committed loan amount at the consummation of the transaction, minus any amount of exposure being sold or financed off the Company’s balance sheet at the consummation of the transaction.”

1.2       Representations and Warranties.

(a)       The Company represents and warrants to the Manager that this Amendment: (i) has been duly and validly executed and delivered by the Company; and (ii) constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles related to or limiting creditors’ rights generally and by general principles of equity.

(b)       The Manager represents and warrants to the Company that this Amendment: (i) has been duly and validly executed and delivered by the Manager; and (ii) constitutes the legal, valid and binding obligation of the Manager, enforceable against the Manager in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles related to or limiting creditors’ rights generally and by general principles of equity.

1.3       Ratification of Agreement.  Except as expressly provided in this Amendment, all of the terms, covenants and other provisions of the Agreement are hereby ratified and confirmed and shall continue to be in full force and effect in accordance with their respective terms.

1.4       Miscellaneous Provisions.  The provisions of Section 16 (Miscellaneous) of the Agreement shall apply mutatis mutandis to this Amendment.

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IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment as of the date first written above.

Starwood Property Trust, Inc.

By:	/s/ Barry S. Sternlicht
Name: Barry S. Sternlicht
Title: Chief Executive Officer

SPT Management, LLC

By:	/s/ Andrew J. Sossen
Name: Andrew J. Sossen
Title: Authorized Signatory

[Amendment No. 3 to Management Agreement]